EXHIBIT 21

SUBSIDIARY LIST

AS OF SEPTEMBER 28, 2004

NAME	STATE	NAMES UNDERWHICH ENTITY DOES BUSINESS
Overall Parent Company:

Rural/Metro Corporation	Delaware

Subsidiaries of Rural/Metro Corporation (Delaware):

Aid Ambulance at Vigo County, Inc.	Indiana
Ambulance Transport Systems, Inc.	New Jersey
Donlock, Ltd.	Pennsylvania	Rural/Metro Medical Services, Ltd.; Rural/Metro Ambulance, Ltd.
Medical Emergency Devices and Services (MEDS), Inc.	Arizona	MEDS & Logo
Metro Care Corp.	Ohio	Rural/Metro Ambulance
MO-RO-KO, Inc.	Arizona
Multi-Care Medical Car Service, Inc.	New Jersey
Multi-Health Corp.	Florida
Myers Ambulance Service, Inc.	Indiana
North Miss. Ambulance Service, Inc.	Mississippi
Professional Medical Services, Inc.	Arkansas
RMFD of New Jersey, Inc.	Delaware
R/M Partners, Inc.	Delaware
Rural/Metro Communications Services, Inc.	Delaware
Rural/Metro Corporation	Arizona	Rural/Metro Ambulance Service, AMT, Arizona Medical Transport, Tri-City Med
Rural/Metro Logistics, Inc.	Delaware
Rural/Metro Mid-Atlantic, Inc.	Delaware
Rural/Metro of Colorado, Inc.	Delaware
Rural/Metro of Greater Seattle, Inc.	Washington	Rural/Metro Ambulance
Rural/Metro of Southern Ohio, Inc.	Ohio	Rural/Metro Ambulance
SW General, Inc.	Arizona	Southwest Ambulance; Southwest Transportation Services; Southwest Medical Services; KIDZULANCE

South Georgia Emergency Medical Services, Inc.	Georgia
Southwest Ambulance of Casa Grande, Inc.	Arizona	Southwest Ambulance and Rescue of Arizona; SWARA

Southwest Ambulance of New Mexico, Inc.	New Mexico	Southwest Ambulance of Doña Ana County; Southwest Ambulance of Las Cruses; Southwest General Services

Southwest General Services, Inc.	Arizona	CareTrans; CareTrans Medicoach Services; SW General Services

The Aid Company, Inc.	Indiana

Subsidiaries of Rural/Metro Corporation (Arizona):

R/M Management Co., Inc.	Arizona

Subsidiaries of Rural/Metro of Oregon, Inc.:

Valley Fire Service, Inc.	Delaware	Rural/Metro Fire Department; Valley Fire Service Fire Service Research Co. of Oregon

Subsidiaries of Rural/Metro of South Carolina, Inc.:

EMS Ventures of South Carolina, Inc.	South Carolina

Subsidiaries of Rural/Metro of South Dakota, Inc.:

Medical Transportation Services, Inc.	South Dakota

Subsidiaries of Medical Transportation Services, Inc.:

Sioux Falls Ambulance, Inc.	South Dakota	Rural/Metro Ambulance

Subsidiaries of Rural/Metro Texas Holdings, Inc.:

R/M of Texas G.P., Inc.	Delaware
Rural/Metro of Arlington, Inc.	Delaware
Rural/Metro of Texas, Inc.	Delaware	Rural/Metro Ambulance

Subsidiaries of R/M of Texas G.P., Inc.:

Rural/Metro of North Texas, L.P. (1%).	Delaware	Rural/Metro Ambulance
Rural/Metro of Texas, L.P. (1%)	Delaware	Rural/Metro Ambulance, L.P.

Subsidiaries of Rural/Metro of Texas, Inc.:

Rural/Metro of North Texas, L.P. (99%).	Delaware	Rural/Metro Ambulance
Rural/Metro of Texas, L.P. (99%)	Delaware	Rural/Metro Ambulance

Subsidiaries of Southwest Ambulance of Casa Grande, Inc.:

Southwest Ambulance and Rescue of Arizona, Inc.	Arizona	Southwest Ambulance and Rescue of Arizona; SWARA

Subsidiaries of Southwest General Services, Inc.:

Southwest General Services of Dallas, LLC (19.9%)	Delaware

Subsidiaries of The Aid Company, Inc.:

Rural/Metro of Indiana, L.P. (99%)	Delaware

LIMITED PARTNERSHIPS

NAME	STATE	NAMES UNDER WHICH ENTITY DOES BUSINESS
Rural/Metro Mid-South, L.P.	Delaware
Rural/Metro of Tennessee, L.P.	Delaware	Rural/Metro Ambulance
Rural/Metro of Indiana, L.P.	Delaware
Rural/Metro of Indiana II, L.P.	Delaware

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